Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Aileron Therapeutics, Inc. (the “Company”) for the quarter ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Richard J. Wanstall, Principal Financial Officer and Vice President of Finance and Operations of the Company, hereby certifies, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2019	/s/ Richard J. Wanstall
Richard J. Wanstall Principal Financial Officer and Vice President of Finance and Operations

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.